SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 24, 2002

(Date of earliest event reported)

IVANHOE ENERGY INC.

(Exact name of Registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Suite 654
999 Canada Place
Vancouver, British Columbia V6C 3E1

(Address of principal executive offices, including zip code)

604 688 8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.     Other Events

Ivanhoe Energy (NASDAQ:IVAN and TSX:IE) announced on December 24, 2002 that the NASDAQ Stock Market approved the company’s request to transfer the listing of its common stock from the National Market to the SmallCap Market, effective with the opening of trading on December 27, 2002. Ivanhoe shares will continue to trade under the symbol IVAN.

This transfer enables the company to maintain trading on an active, well-regulated market for the benefit of its US shareholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2002

IVANHOE ENERGY INC

“Beverly A. Bartlett”

Beverly A. Bartlett Corporate Secretary